SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 22, 2000

                         Commission File Number: 0-17020

                               Sensar Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                   Nevada                                  87-0429944
         --------------------------------             --------------------
         (State or other jurisdiction of                  (IRS Employer
          incorporation or organization)               Identification No.)


               50 West Broadway, Suite 501
                  Salt Lake City, Utah                          84101
        ------------------------------------------        ---------------
        (Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number, Including Area Code:
               ---------------------------------------------------
                                 (801) 350-0587

                                       N/A
               ---------------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         Sensar Corporation issued the following press release on November 22,
2000.

         November 22, 2000 - Sensar Corporation (Nasdaq: SCII) announced it has been informally advised by the staff of The Nasdaq Stock Market that Nasdaq has certain concerns regarding the listing of the stock of the combined company in the event of a merger between Sensar and Net2Wireless Corporation. Nasdaq has indicated that its concerns relate to individuals associated with certain shareholders who had been subject to previous securities related proceedings. Nasdaq indicated that it might not approve the continued listing unless certain corrective actions are taken. The companies are in the process of addressing Nasdaq's concerns.

         Sensar and Net2Wireless continue to work together towards completion of the merger. Sensar and Net2Wireless have mailed a Proxy Statement/Prospectus to shareholders of Sensar and Net2Wireless containing information about the merger. If you are a shareholder and have not received your proxy information or need assistance in making sure your shares are voted, please contact John Lopinto of Morrow & Co. at (212) 754-8000 or Sensar at (801) 350-0587. It is important that all shareholders vote. Shareholders are urged to read the Proxy Statement/Prospectus and other filings by Sensar Corporation because they contain important information about Sensar, Net2Wireless and the merger. These documents can be obtained for free at the Commission's website at http://www.sec.gov or by requesting a copy from Sensar Corporation, 50 West Broadway, Suite 501, Salt Lake City, Utah 84101.

         Net2Wireless has developed technology to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G/2.5G existing infrastructure and mobile devices such as PDA's, smart mobile phones and hand held computers, all over one backbone. Net2Wireless technology utilizes state-of-the-art digital content compression, advanced pattern recognition technology and innovative streaming communication technology. For additional information visit the website: http://www.net2w.com.

         This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the development and testing stage. The products are subject to all the risks associated with new market structures and broad based consumer demand. The approval of the listing of the post-merger shares is at the discretion of Nasdaq, which has broad authority in approving or not approving the listing; Sensar and Net2Wireless may or may not be able to obtain such approval. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. Sensar Corporation has filed and obtained the effectiveness of a registration statement on Form S-4 with respect to a proposed merger between Sensar Corporation and Net2Wireless. This press release is not, and is not intended to be, a proxy solicitation. Furthermore, this press release is not, and is not intended to be, an offer of any securities for sale. For a discussion of the contingencies and uncertainties relating to the merger of Sensar Corporation and Net2Wireless to which some of the information concerning future events is subject, please refer to Sensar's report on Form 10-K/A for December 31, 1999, as amended, and its current filing on Form S-4.

                                       2
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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 22, 2000         SENSAR CORPORATION


                                  By   /s/ Howard S. Landa
                                    ----------------------
                                    Howard S. Landa, Chairman of the Board
                                    (Chief Executive Officer and
                                    Principal Financial and Accounting Officer)